Exhibit 99.1

For Immediate Release Investor Relations Contact: Fitzhugh Taylor 203-682-8261 investors@chuys.com

Chuy’s Holdings, Inc. to Present at the Raymond James

34th Annual Institutional Investors Conference on March 6, 2013

AUSTIN, TX – February 21, 2013 – Chuy’s Holdings, Inc. (the “Company”) (NASDAQ: CHUY) today announced that Steve Hislop, President and Chief Executive Officer and Jon Howie, Chief Financial Officer, will be presenting at the Raymond James 34th Annual Institutional Investors Conference at the JW Marriott Orlando Grande Lakes Hotel in Florida.

The Company will present on Wednesday, March 6, 2013, at 8:40 a.m. Eastern Time. The presentation will be webcast live and archived on Chuy’s website. To access the webcast and a copy of the presentation to be used during the conference, please visit www.chuys.com under the tab “Investor Relations.” The presentation will be available after the market closes on February 26, 2013.

About Chuy’s

Founded in Austin, Texas in 1982, Chuy’s owns and operates 40 full-service restaurants across eight states serving a distinct menu of authentic, made from scratch Tex Mex inspired dishes. Chuy’s highly flavorful and freshly prepared fare is served in a fun, eclectic and irreverent atmosphere, while each location offers a unique, “unchained” look and feel, as expressed by the concept’s motto “If you’ve seen one Chuy’s, you’ve seen one Chuy’s!”.